Exhibit 99.1

Landcadia Holdings II, Inc. Reminds Stockholders to VOTE IN FAVOR OF

the Business Combination with Golden Nugget Online Gaming, Inc.

HOUSTON, Dec. 11, 2020 /PRNewswire/ – Landcadia Holdings II, Inc. (Nasdaq: LCA)(the “Company”), a special purpose acquisition company, reminds stockholders to vote in favor of the approval of the Company’s proposed business combination (the “Business Combination”) with Golden Nugget Online Gaming, Inc. (“GNOG”) and the related proposals to be voted upon at the Company’s special meeting in lieu of its 2020 annual meeting of stockholders (the “Special Meeting”). In light of public health concerns regarding the coronavirus (COVID-19) pandemic, the Special Meeting will be held virtually at https://www.cstproxy.com/landcadiaholdingsii/sm2020, on December 18, 2020, at 10:30 a.m., Eastern time, as described in the Company’s definitive proxy statement, dated December 2, 2020 (the “Proxy Statement”).

All stockholders of record of the Company’s common stock as of the close of business on October 29, 2020 (the “Record Date”) are entitled to vote their shares represented in person via the virtual meeting platform or by proxy at the Special Meeting. In connection with the proposed Business Combination, the Company filed the Proxy Statement with the SEC on December 2, 2020, and the Proxy Statement and proxy card were mailed shortly thereafter to the Company’s stockholders of the Record Date. If any of the Company’s stockholders have not received the Proxy Statement, such stockholder should confirm their proxy’s status with their broker, or contact Morrow Sodali LLC, the Company’s proxy solicitor, for help, toll-free at (800) 662-5200 (banks and brokers can call collect at (203) 658-9400).

Every stockholder’s vote is important, regardless of the number of shares the stockholder holds. Accordingly, the Company requests that each stockholder that holds its shares in “street name,” meaning that their shares are held of record by a broker, bank or other nominee, should, if it has not already done so, contact their broker, bank or nominee to ensure that their shares are voted. In addition, all stockholders of record as of the Record Date are encouraged to complete, sign, date and return a proxy card to ensure that the stockholder’s shares will be represented at the Special Meeting.

Stockholders as of the Record Date can access the Special Meeting by visiting https://www.cstproxy.com/landcadiaholdingsii/sm2020, where such stockholders will be able to listen to and vote during the Special Meeting. Please note that you will only be able to access the Special Meeting by means of remote communication at 10:30 a.m., Eastern time, on December 18, 2020.

Important Information About the Business Combination and Where to Find It

The Company has filed a Proxy Statement with the Securities and Exchange Commission (the “SEC”) for the Special Meeting to be held in connection with its Business Combination with GNOG.  The Company’s stockholders and other interested persons are advised to read the Proxy Statement and documents incorporated by reference therein filed in connection with the Business Combination, as these materials contain important information about GNOG, the Company and the Business Combination.  The Proxy Statement and other relevant materials for the Special Meeting were mailed to stockholders of the Company as of the Record Date.  The Company’s stockholders may also obtain copies of the Proxy Statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, at the SEC’s web site at www.sec.gov, or by directing a request to: Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the Business Combination.  A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Proxy Statement, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov, or by directing a request Landcadia Holdings II, Inc., 1510 West Loop South, Houston, Texas 77027, Attention: General Counsel, (713) 850-1010.

GNOG and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Business Combination.  A list of the names of such directors and executive officers and information regarding their interests in the Business Combination is included in the proxy statement for the Business Combination.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  The Company’s and GNOG’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward looking statements as predictions of future events.  Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements.  These forward-looking statements include, without limitation, the Company’s and GNOG’s expectations with respect to future performance and anticipated financial impacts of the Business Combination, the satisfaction of the closing conditions to the Business Combination and the timing of the completion of the Business Combination.  These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results.  Most of these factors are outside the Company’s and GNOG’s control and are difficult to predict.  Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the purchase agreement for the Business Combination (the “Purchase Agreement”) or could otherwise cause the Business Combination to fail to close, (2) the outcome of any legal proceedings that may be instituted against the Company and GNOG following the announcement of the Purchase Agreement and the transactions contemplated therein; (3) the inability to complete the Business Combination, including due to failure to obtain approval of the stockholders of the Company or satisfy other conditions to closing in the Purchase Agreement; (4) the impact of COVID-19 on GNOG’s business and/or the ability of the parties to complete the Business Combination; (5) the inability to obtain or maintain the listing of the Company’s shares of common stock on The Nasdaq Stock Market following the Business Combination; (6) the risk that the Business Combination disrupts current plans and operations as a result of the announcement and consummation of the Business Combination; (7) the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability of GNOG to grow and manage growth profitably and retain its key employees; (8) costs related to the Business Combination; (9) changes in applicable laws or regulations; (10) the possibility that GNOG or the Company may be adversely affected by other economic, business, and/or competitive factors; and (11) other risks and uncertainties indicated from time to time in the proxy statement relating to the Business Combination, including those under “Risk Factors” therein, and in the Company’s other filings with the SEC.  The foregoing list of factors is not exclusive.   Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made.  Neither GNOG nor the Company undertakes or accepts any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Business Combination.  This press release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

MEDIA CONTACTS:
Katelyn Roche Gosslee, Katelyn@dpwpr.com
Mary Ann Cuellar, MaryAnn@dpwpr.com
Dancie Perugini Ware Public Relations
713-224-9115

Rick Liem rliem@ldry.com 713-386-7000